UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2014

FORESIGHT ENERGY LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36503	80-0778894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO	63102
(Address of Principal Executive Offices)	(Zip Code)

(314) 932-6160

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On June 17, 2014, Foresight Energy LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 17,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $20.00 per common unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 2,625,000 common units to cover over-allotments, if any (the “Optional Units”) on the same terms. The material terms of the Offering are described in the prospectus, dated June 17, 2014 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on June 19, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-179304), initially filed by the Partnership on February 2, 2012.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution, Conveyance and Assumption Agreement

On June 10, 2014, in connection with the Offering, the Partnership and Foresight Energy GP LLC (the “General Partner”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Foresight Energy LLC (“Operating Company”), Foresight Reserves, LP, (“Reserves”) and Michael J. Beyer (“Beyer”); providing for the following transfers and distributions, among other transactions, to occur in a series of steps outlined in the Contribution Agreement at or prior to closing of the Offering:

•	Reserves and Beyer will convey their limited liability company interests in Operating Company to the Partnership in exchange for a 99.333% and 0.667% limited partner interest in the Partnership, respectively;

•	The 100% limited partnership interest held by Reserves in the Partnership will be redeemed and the initial capital contributions of Reserves shall thereupon be refunded, as the case may be;

•	The General Partner will issue Beyer a 0.667% membership interest;

•	Concurrently with the Effective Time in the Underwriting Agreement, Reserves’ 99.333% limited partner interest in the Partnership and Beyer’s 0.667% limited partner interest in the Partnership will be recharacterized as, and exchanged for (a) the Sponsor Subordinated Units, (b) the Sponsor Common Units, (c) the right to receive the Deferred Issuance and Distribution, (d) the issuance of the incentive distribution rights to the General Partner for the benefit of Reserves and Beyer, (e) the right to receive a distribution of a portion of the net proceeds of the Offering as a reimbursement of certain pre-formation capital expenditures attributable to the assets of the Operating Company and (f) a continuation of the right of Reserves and Beyer to receive reimbursement (pursuant to Section 5.6(c) of the Partnership Agreement and Section 2.02 of the Registration Rights Agreement) for certain capital expenditures attributable to the assets of the Operating Company incurred within the two-year period prior to the date of formation of the Operating Company as a partnership (for tax purposes);

•	In connection with the Offering, the public, through the Underwriters, will contribute cash to the Partnership pursuant to the Underwriting Agreement, net of the Underwriters’ Discount, in exchange for Common Units; and

•	The Partnership will (a) pay expenses incurred in connection with the Offering, estimated at approximately $4.0 million (excluding the Underwriters’ Discount), (b) contribute approximately $210.0 million to the Operating Company to repay outstanding indebtedness of the Operating Company and (c) make a cash distribution to Reserves and Beyer.

Upon consummation of the transactions contemplated by the Contribution Agreement and the Offering, Reserves and Beyer will own all of the interests in the Partnership, other than units awarded under the LTIP to officers, employees and directors, Common Units issued to the public in the Offering and, if the Option is exercised, the Optional Units issued to the public.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreements

On June 23, 2014, in connection with the Offering, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Reserves and Beyer. Pursuant to the Registration Rights Agreement, the Partnership is required to file a registration statement to register the common units issued to Reserves and Beyer at the request of Reserves. The Registration Rights Agreement also includes provisions dealing with indemnification and contribution and allocation of expenses. These registration rights are transferable to affiliates and, in certain circumstances, to third parties.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

On June 19, 2014, the board of directors of the General Partner ratified, adopted and assumed sponsorship of the Foresight Energy LP Long-Term Incentive Plan (the “LTIP”). Awards under the LTIP are available for employees, consultants and directors of the General Partner, the Partnership and their respective affiliates. The LTIP allows for awards of restricted units, unit options, unit appreciation rights, phantom units, unit payments, other equity-based awards and performance awards. In addition, distribution equivalent rights may be granted alone in tandem with awards under the LTIP. The LTIP limits the number of units that may be delivered pursuant to awards to 7,000,000. In addition, Common Units which are subject to awards that are forfeited, cancelled or otherwise terminate or expire without the actual delivery of Common Units along with any Common Units withheld to satisfy exercise prices or tax withholding obligations will again become available for delivery pursuant to the LTIP. The LTIP will be administered by the board of directors of the General Partner or a committee thereof. The Prospectus contains a more detailed description of the other material terms of the LTIP.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Contribution Agreement

The description of the Contribution Agreement provided above under Item 1.01 is incorporated in this Item 2.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to the Registration Statement and is incorporated in this Item 2.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

The description of the LTIP provided above under Item 1.01 is incorporated in this Item 5.02 by reference. A copy of the LTIP is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Limited Partnership Agreement

On June 23, 2014, in connection with the closing of the Offering, the General Partner and the Operating Company adopted the Partnership’s First Amended and Restated Agreement of Limited Partnership Agreement (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On June 17, 2014, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

On June 23, 2014, the Partnership issued a press release announcing that it had closed the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 17, 2014, by and among Foresight Energy LP, Foresight Energy GP LLC, Foresight Energy LLC and Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. LLC, as representatives of the several underwriters

3.1	First Amended and Restated Limited Partnership Agreement of Foresight Energy LP, dated June 23, 2014, by and between Foresight Energy GP LLC and Foresight Reserves LP.

10.1	Contribution, Conveyance and Assumption Agreement, dated June 10, 2014 by and among the Foresight Energy LP, Foresight Energy GP LLC, Foresight Energy LLC, Foresight Reserves LP and Michael J. Beyer.

10.2	Registration Rights Agreement, dated June 23, 2014, by and between Foresight Energy LP, Foresight Reserves LP and Michael J. Beyer.

10.3	Foresight Energy LP Long-Term Incentive Plan, effective as of June 19, 2014 (incorporated by reference to Exhibit 10.3 to the Partnership’s Registration Statement on Form S-1 (File No. 333- 179304) filed with the Commission on May 7, 2014).

99.1	Press Release dated June 17, 2014.

99.2	Press Release dated June 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2014

FORESIGHT ENERGY LP

By	Foresight Energy GP LLC, its general partner

By:	/s/ Michael J. Beyer
Michael J. Beyer
President & Chief Executive Officer